                                 UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 2

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)      January 26, 1998
                                                       -------------------------


                             AgriBioTech, Inc.
 -------------------------------------------------------------------------------

       (Exact name of small business issuer as specified in its charter)

                  Nevada                      1-1935            85-0325742
--------------------------------------------------------------------------------
      (State or other jurisdiction of      (Commission     (I.R.S. Employer
      incorporation or organization)       File Number)    Identification No.)


    120 Corporate Park Drive, Henderson, Nevada                 (89014)
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:     (702) 566-2440
                                                              --------------

EXPLANATORY NOTE

This amendment on Form 8-K/A is submitted to correct certain clerical errors in previously filed information and to clarify certain disclosures. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

                 [LETTERHEAD OF PRICE, KOONTZ & DAVIES, P.C.]

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Shareholders
Willamette Seed Co.

We have audited the accompanying balance sheets of Willamette Seed Co. as of June 30, 1997 and 1996, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the management of Willamette Seed Co. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willamette Seed Co. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Price, Koontz & Davies, P.C.
September 2, 1997
Albany, Oregon

WILLAMETTE SEED CO.
BALANCE SHEETS
June 30, 1997 and 1996

ASSETS                                             1997          1996
                                               -----------   -----------
CURRENT ASSETS
 Cash                                          $     5,049   $    68,499
 Accounts and notes receivable                   8,435,244     7,862,682
 Inventories                                     5,133,384     4,898,680
 Prepaid expenses                                  158,306       120,497
 Prepaid income taxes                               57,767            --
 Deferred income taxes                             221,058       213,827
                                               -----------   -----------
   TOTAL CURRENT ASSETS                         14,010,808    13,164,185
PROPERTY, PLANT, AND EQUIPMENT                   3,754,172     3,136,028
OTHER ASSETS
 Cash value of life insurance                    1,315,776     1,156,335
 Protected plant varieties                          12,500        25,000
                                               -----------   -----------
                                                 1,328,276     1,181,335
                                               -----------   -----------
                                               $19,093,256   $17,481,548
                                               ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                                $   146,004   $        --
 Note payable - bank                             4,787,000     3,271,000
 Notes payable - others                          1,435,653     2,210,453
 Accounts payable and accrued liabilities        8,985,240     8,736,251
 Current portion of long-term debt                 177,503       102,948
                                               -----------   -----------

   TOTAL CURRENT LIABILITIES                    15,531,400    14,320,652

LONG-TERM DEBT                                   1,091,806       909,476
STOCKHOLDERS' EQUITY
 Common stock, no par value; 200,000
  shares authorized; 198,750 and 197,750
  shares outstanding, respectively                 485,000       475,000
 Retained earnings                               1,985,050     1,776,420
                                               -----------   -----------
                                                 2,470,050     2,251,420
                                               -----------   -----------
                                               $19,093,256   $17,481,548
                                               ===========   ===========

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
STATEMENTS OF INCOME AND RETAINED EARNINGS
Years ended June 30, 1997 and 1996

                                                       1997                1996
                                                    ----------         -----------
SALES                                               $41,813,922        $41,439,169

COST OF SALES                                        33,965,669         34,266,273
                                                    -----------        -----------

                               GROSS PROFIT           7,848,253          7,172,896

EXPENSES
 General and administrative expenses                  6,783,850          6,192,685
 Interest                                               667,664            480,192
 Officers' life insurance                                42,151             49,279
                                                    -----------        -----------
                                                      7,493,665          6,722,156
                                                    -----------        -----------

             NET INCOME BEFORE OTHER INCOME             354,588            450,740

OTHER INCOME                                             13,372             35,465
                                                    -----------        -----------

             NET INCOME BEFORE INCOME TAXES             367,960            486,205

INCOME TAXES                                            159,330            195,838
                                                    -----------        -----------

                                 NET INCOME             208,630            290,367

BEGINNING RETAINED EARNINGS                           1,776,420          1,486,053
                                                    -----------        -----------

                   ENDING RETAINED EARNINGS         $ 1,985,050        $ 1,776,420
                                                    ===========        ===========

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
STATEMENTS OF CASH FLOWS
Years ended June 30, 1997 and 1996

                                                                                  1997           1996
                                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                   $   208,630    $   290,367
 Adjustments to reconcile net income
  to cash flows:
   Depreciation and amortization                                                  767,291        617,114
   (Increase) decrease in net receivables                                        (572,562)      (624,572)
   (Increase) decrease in inventories                                            (234,704)      (401,479)
   (Increase) decrease in prepaid expenses                                        (37,809)        (7,376)
   (Increase) decrease in prepaid income taxes                                    (57,767)            --
   (Increase) decrease in deferred income taxes                                    (7,231)       (30,231)
   Increase (decrease) in note payable - bank                                   1,516,000       (438,000)
   Increase (decrease) in note payable - other                                   (774,800)       153,100
   Increase (decrease) in accounts payable                                        248,989      2,227,501
   Increase (decrease) in accrued income taxes                                         --        (66,841)
   Increase (decrease) in current portion of long-term debt                        74,555          8,577
   (Increase) decrease in life insurance                                         (159,441)      (147,352)
                                                                              -----------    -----------
                                       NET CASH FLOWS PROVIDED BY
                                             OPERATING ACTIVITIES                 971,151      1,580,808
                                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures - net                                                    (1,374,925)    (1,571,260)
 Sale of fixed assets                                                               1,990         40,942
                                                                              -----------    -----------
                                        NET CASH FLOWS (USED) BY
                                            INVESTING ACTIVITIES               (1,372,935)    (1,530,318)
                                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                                                     369,576             --
 Repayment of long-term debt                                                     (187,246)      (101,558)
 Issuance of common shares                                                         10,000        125,000
 Increase (decrease) in bank overdraft                                            146,004        (10,157)
                                                                              -----------    -----------
                                      NET CASH FLOWS PROVIDED BY
                                            FINANCING ACTIVITIES                  338,334         13,285
                                                                              -----------    -----------
                                 NET INCREASE (DECREASE) IN CASH                  (63,450)        63,775

CASH AT BEGINNING OF YEAR                                                          68,499          4,724
                                                                              -----------    -----------
                                 CASH (OVERDRAFT) AT END OF YEAR              $     5,049    $    68,499
                                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES
 Interest paid                                                                $   629,117    $   478,550
 Income taxes paid                                                                192,727        308,841

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
NOTES TO FINANCIAL STATEMENTS
June 30, 1997 and 1996


THE COMPANY

  The Company operates an agribusiness at various locations in the Willamette Valley of Oregon. The Company's primary products are fertilizers, chemicals, and various grass seeds which are sold to customers throughout the United States, but primarily to customers in the Willamette Valley of Oregon. The Company's continuing business is heavily dependent upon the agribusiness economic sector.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

  The financial statements present, on an accrual basis, the operating results and the financial position of Willamette Seed Co.

  CASH

  The Company invests excess cash balances in a money market fund via Key Bank of Oregon's cash management program.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The Company uses the reserve method to provide for doubtful accounts.

  INVENTORIES

  Inventories are stated at the lower of cost or market, generally on an identified cost basis for grass seed and the first in, first out cost flow assumption for valuing fertilizers and chemicals.

  PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements which significantly increase asset values or extend useful lives are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Depreciation for financial purposes is computed using various methods, primarily declining balance methods for personal property and the straight line method for real property. Estimated lives generally range from 15 to 39 years for buildings and 5 to 10 years for machinery and equipment. Depreciation for tax purposes is the same.

  INTANGIBLE ASSETS

  Protected plant varieties are being amortized over their estimated useful lives of ten years.

  CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments that are exposed to concentration of credit risk consist primarily of its cash and cash equivalents and trade receivables.

  The trade receivables balances reflect the Company's source of revenue from their nationwide grass seed customer base and their local chemical and fertilizer customer base. The local chemical and fertilizer customer base credit risk is minimized by filing crop liens on problem accounts.

  The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables, and notes payable. The book values of these accounts are considered to be representative of their respective fair values.

  ADVERTISING EXPENDITURES

  Advertising expenditures are expensed as incurred.

  ENVIRONMENTAL EXPENDITURES

  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated.

  RESEARCH AND DEVELOPMENT

  Research and development costs are expensed as incurred.

  INCOME TAXES

  Income taxes are computed on the basis of financial statement income. Differences between financial and tax reporting in the timing of recognition of income, expenses, and tax credits give rise to deferred taxes. The Company accounts for tax credits on the flow-through method, whereby the provision for income taxes is reduced to reflect credits when realized.

ACCOUNTS AND NOTES RECEIVABLE

                                                   1997         1996
                                                ----------   ----------
      Accounts receivable                       $8,685,244   $8,091,787
      Notes receivable                                  --       20,895
                                                ----------   ----------
                                                 8,685,244    8,112,682
      Less allowance for doubtful accounts         250,000      250,000
                                                ----------   ----------
                                                $8,435,244   $7,862,682
                                                ==========   ==========

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consists of:

                                      1997          1996       Life in years
                                  ------------   -----------   --------------
  Land                              $  364,183    $  364,183          --
  Buildings and improvements         2,704,575     2,466,962         15-39
  Leasehold improvements                90,666        90,666             7
  Machinery and equipment            5,338,122     4,202,800          5-10
                                    ----------    ----------
                                     8,497,546     7,124,611
  Accumulated depreciation           4,743,374     3,988,583
                                    ----------    ----------
                                    $3,754,172    $3,136,028
                                    ==========    ==========

NOTE PAYABLE - BANK

  The note payable - bank is a nondisclosable line of credit loan which is renewed each November 1. This note has an $8,000,000 limit and carries interest at the bank's announced prime rate. This note contains an option to fix amounts at LIBOR/BA plus 2.50% for a period of 30, 60, or 90 days. No prepayment is allowed during these selected periods. At June 30, 1997, $2,000,000 was at LIBOR/BA plus 2.50%. The note payable - bank is secured by most of the Company assets, as well as the personal guarantees of the shareholders.

NOTES PAYABLE - OTHERS

  Notes payable - others are primarily demand notes to the shareholders with the annual interest rate at .25% less than the current bank rate.

LONG-TERM DEBT
                                                                         1997       1996
                                                                       --------   --------
  Notes payable to the shareholders are demand notes with
    interest stated at .25% less than the current bank rate
    with interest payable at least annually.  The stockholders have indicated they will not demand payment in the next
    twelve months.                                                     $153,249   $153,249

  8.85%, adjustable October 5, 1999, note payable to Key
    Bank of Oregon, payable in monthly payments of $14,573
    until October 5, 2002 at which time the entire unpaid
    principal balance shall become due.  This note is secured
    by the machinery and equipment of the Company as well
    as the personal guarantees of the shareholders.                     757,296    859,175

  Lease purchase agreement with Hyster Sales Company,
  payable in 36 monthly payments of $641.  This lease was
  capitalized per Statement of Financial Accounting Standards
  No. 13.  Interest is 7.993%                                            18,420         --

Lease purchase agreement with Keycorp Leasing Ltd., payable
in 60 monthly payments of $7,278. This lease was capitalized per
Statement of Financial Accounting Standards No. 13. Interest
is 9.120%. This lease is secured by machinery and equipment
of the Company                                                       $  340,344   $       --
                                                                     ----------   ----------
                                                                      1,269,309    1,012,424

  Less current portion                                                  177,503      102,948
                                                                     ----------   ----------
                                                                     $1,091,806   $  909,476
                                                                     ==========   ==========

  The aggregate maturities of long-term debt for the five years after June 30, 1997 are $193,971, $209,384, $223,455, $229,667, and $82,080, respectively.

COMMON STOCK

  During fiscal 1997, 1,000 shares of common stock were issued to existing shareholders at $10 a share. During fiscal 1996, an additional 10,500 shares of common stock were issued to an existing shareholder at $10 a share. Two thousand shares were also issued to new shareholders at $10 a share during fiscal 1996.

  A summary of activity in common stock is as follows:

                                                  1997                    1996
                                     ------------------------    --------------------------
                                      Shares          Amount      Shares            Amount
                                     -------          -------    -------            -------
Beginning of year                    197,750         $475,000    185,250           $350,000

Stock option exercised                     -                -     10,500            105,000

Stock sold and issued                  1,000           10,000      2,000             20,000
                                     -------         --------    -------           --------

End of year                          198,750         $485,000    197,750           $475,000
                                     =======         ========    =======           ========

STOCK OPTIONS

  The Company adopted an incentive stock option plan in 1986 for a key employee. Under the terms of this plan, a total of 22,500 common shares were reserved for future issuance. Options granted under this plan are at 100% of the fair market value of the shares on the day of grant and therefore no expense was reflected. The options expire ten years after the date of grant. All 10,000 options outstanding at July 1, 1995 were exercised during the year ended June 30, 1996.

INCOME TAXES

  The provision for income taxes consists of:

                                                     1997        1996
                                                   ---------   ---------
  Federal income tax                               $140,869    $205,597
  Oregon excise tax                                  25,692      20,472
                                                   --------    --------

                                                    166,561     226,069
  Deferred income taxes                              (7,231)    (30,231)
                                                   --------    --------

     Total income taxes                            $159,330    $195,838
                                                   ========    ========

  The difference between actual income tax expense and the expected income tax expense at the federal statutory rate is primarily due to state income taxes.

  A deferred income tax charge is reflected on the balance sheet due to the capitalization of certain inventory costs for income tax purposes, as required by the Tax Reform Act of 1986. These additional costs are not included in inventories for financial statement purposes. The allowance for doubtful accounts is used for financial statement purposes but not for income tax purposes, resulting in an additional deferred income tax charge.

  Deferred tax assets are due to the following:


                                                                        1996            1997
                                                                        ----            ----
  Capitalization of inventory costs per IRC Sec 263A                   $125,168       $117,937
  Bad debt reserve                                                       95,890         95,890
                                                                       --------       --------
                                                                       $221,058       $213,827

PENSION PLAN

  The Company has a qualified employee profit sharing pension plan. Contributions to the plan are voluntary as determined annually by the board of directors, but may not exceed 15% of the annual compensation of covered employees. Contributions of $290,148 and $350,000, respectively, were made for the years ended June 30, 1997 and 1996. The Company also maintains a qualified 401(k) plan for its employees. The electing employees may defer up to 10% of their earnings during any one year period. The Company does not match any of these deferrals.

LEASES

  The Company has various land leases from Southern Pacific Railroad and Burlington Northern Railroad. These leases are renewable annually at the option of the lessor.

CONTINGENCIES

  The Company is a party to various contingencies, generally incidental to its business. Although the ultimate disposition of these contingencies cannot be predicted with certainty, it is the present opinion of the Company's management that the outcome of any claim which is pending or threatened will not have a material adverse effect on the financial condition of Willamette Seed Co.

  In accordance with the Company's accounting policy described in Summary of Significant Accounting Policies, liabilities are recorded for environmental matters generally on the completion of feasibility studies or the settlement of claims, but in no event later than the Company's commitment to a plan of action. The Company does not currently possess sufficient information to reasonably estimate the amounts of the liabilities to be recorded upon future completion of studies.

RELATED PARTY TRANSACTIONS

  The Company leased its experimental farm property from a shareholder under a lease which expires on December 31, 2009. The cash rent paid, and to be paid is $12,320 per year for the land plus 1% per month of the present value of the improvements upon the land.

  One of the Company's shareholders is a grass seed farmer who sells seed through and purchases chemicals and fertilizers from Willamette Seed Co. Seed transactions amounted to $3,217,710, and chemical and fertilizer transactions amounted to $1,054,359 for fiscal 1997. For 1996, seed transactions amounted to $3,570,189, and chemical and fertilizer transactions amounted to $1,006,270.

WILLAMETTE SEED CO.
BALANCE SHEETS
MARCH 31, 1998
UNAUDITED


                                                       1998
                                                    ----------
ASSETS

Current Assets
  Cash                                                  $1,809
  Accounts and notes receivable                      3,670,967
  Inventories                                        7,933,674
  Prepaid expenses                                      35,003
  Deferred income taxes                                221,058
                                                   -----------
                     Total Current Assets           11,862,511
                                                   -----------
Property, Plant and Equipment                        4,394,764
                                                   -----------
Other Assets
  Cash value of life insurance                       1,456,593
  Protected plant varieties                             12,500
                                                   -----------
                                                     1,469,093
                                                   -----------
                                                   $17,726,368
                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Bank overdraft                                      $807,308
  Note payable - bank                                6,061,000
  Notes payable - others                             1,688,403
  Accounts payable and accrued liabilities           5,220,444
  Accrued income taxes                                 115,667
  Current portion of long term debt                    211,683
                                                   -----------
                     Total Current Liabilities      14,104,505
                                                   -----------
Long Term Debt
  Note payable - bank                                  558,551
  Notes payable - stockholders'                        153,249
                                                   -----------
                                                       711,800
                                                   -----------
Stockholders' Equity
  Common stock, no par value; 200,000 shares
    authorized: 199,750 shares and 197,750
    shares outstanding, respectively.                  495,000
  Retained earnings                                  2,415,063
                                                   -----------
                                                     2,910,063
                                                   -----------
                                                   $17,726,368
                                                   ===========

WILLAMETTE SEED CO.
STATEMENTS OF INCOME AND RETAINED EARNINGS
Nine months ended March 31, 1998 and 1997
Unaudited


                                                             1998           1997
                                                          -----------    -----------
SALES                                                     $25,686,733    $26,488,966

COST OF SALES                                              20,093,280     20,815,665
                                                          -----------    -----------

                                         GROSS PROFIT       5,593,453      5,673,301
                                                          -----------    -----------
EXPENSES
   General and administrative expenses                      4,418,442      4,359,632
   Interest expense                                           506,749        413,822
                                                          -----------    -----------
                                                            4,925,191      4,773,454
                                                          -----------    -----------
                       NET INCOME BEFORE OTHER INCOME         668,262        899,847

OTHER INCOME                                                    6,428              -
                                                          -----------    -----------
                       NET INCOME BEFORE INCOME TAXES         674,690        899,847

INCOME TAX EXPENSE                                            244,677        285,803
                                                          -----------    -----------
                                           NET INCOME         403,013        614,044

BEGINNING RETAINED EARNINGS                                 1,985,050      1,776,420
                                                          -----------    -----------
                             ENDING RETAINED EARNINGS      $2,415,063     $2,390,464
                                                          ===========    ===========

WILLAMETTE SEED CO.
STATEMENTS OF CASH FLOWS
Nine months ended March 31, 1998 and 1997
Unaudited

                                                                    1998         1997
                                                                 ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                      $430,013      $614,044
  Adjustments to reconcile net income to cash flows:
     Depreciation and amortization                                 535,005       536,775
     (Increase) decrease in net receivables                      4,764,277     4,632,073
     (Increase) decrease in inventories                         (2,800,290)   (3,835,810)
     (Increase) decrease in prepaid expenses                       181,070        81,764
     (Increase) decrease in deferred income taxes                        -             -
     Increase (decrease) in note payable - bank                  1,274,000     1,339,000
     Increase (decrease) in notes payable - others                 252,750      (754,782)
     Increase (decrease) in accounts payable                    (3,764,796)   (1,999,135)
     Increase (decrease) in accrued income taxes                   115,667       111,649
     Increase (decrease) in current portion of long-term debt       34,180         9,200
     (Increase) decrease in life insurance                        (140,817)     (152,057)
                                                                ----------    ----------
                          NET CASH FLOWS PROVIDED BY
                             OPERATING ACTIVITIES                  881,059       582,721
                                                                ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                       (1,175,597)   (1,058,811)
                                                                ----------    ----------
                            NET CASH FLOWS USED BY
                             INVESTING ACTIVITIES               (1,175,597)   (1,058,811)
                                                                ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of long-term debt                                  (380,006)      (84,885)
     Issuance of common stock                                       10,000
     Increase(decrease) in bank overdraft                          661,304       500,752
                                                                ----------    ----------
                          NET CASH FLOWS PROVIDED BY
                             FINANCING ACTIVITIES                  291,298       415,867
                                                                ----------    ----------

                            NET (DECREASE) IN CASH                  (3,240)      (60,223)

CASH AT BEGINNING OF PERIOD                                          5,049        68,499
                                                                ----------    ----------
                             CASH AT END OF PERIOD                  $1,809        $8,276
                                                                ==========    ==========

SUPPLEMENTAL DISCLOSURES
     Interest paid                                                $489,688      $413,822
     Income taxes paid                                             129,010       142,727

                              WILLAMETTE SEED CO.

                         Notes to Financial Statements

                            March 31, 1998 and 1997

                                  (Unaudited)

(1)  Presentation of Unaudited Financial Statements
     ----------------------------------------------

     The unaudited financial statements have been prepared in accordance with the rules of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and retained earnings and cash flows, in conformity with generally accepted accounting principles. The information furnished, in the opinion of management reflects all adjustments (consisting primarily of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows for the nine-month periods ended March 31, 1998 and 1997. The Company's business is subject to wide seasonal fluctuations and, therefore, the results of operations are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

(2)  Subsequent Event
     ----------------

     On January 26, 1998, the Company entered into a letter of intent with AgriBioTech, Inc. ("ABT"), in which, ABT will acquire all of the capital stock of the Company for a purchase price of $14,000,000. The transaction is to be effective as of April 1, 1998. The Company will become a wholly owned subsidiary of ABT. The transaction will be recorded using the purchase method of accounting.

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)



The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), W-L Research, Inc. and Germain's, Inc. (collectively "WL/Germain's"), E.F. Burlingham & Sons and Subsidiary ("Burlingham"), Olsen Fennell Seeds, Inc. ("Olsen Fennell"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), Willamette Seed Co. ("Willamette"), Ramy Commercial Properties Inc. and Subsidiary ("LaCrosse"), Zajac Performance Seeds, Inc. et al. ("Zajac"), Van Dyke Seed Company, Inc. ("Van Dyke"), Oseco Inc. ("Oseco"), and other individually insignificant acquisitions since July 1, 1996 (collectively "Other Acquisitions") as if all acquisitions occurred at the beginning of the periods presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet reflects ABT's consolidated balance sheet as of March 31, 1998 combined with the balance sheets of Willamette, Oseco, and, to the extent effective after March 31, 1998, Other Acquisitions, as if all such acquisitions occurred as of March 31, 1998.

The business of these entities is subject to wide seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of ABT's financial position or results of operation for any future period. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, WL/Germain's, Burlingham, Olsen Fennell, Lofts, SeedCo, Willamette, LaCrosse, Zajac, Van Dyke, and Oseco included herein or previously filed with the Securities and Exchange Commission.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                           Year ended June 30, 1997



                                                                                                  Olsen
                                         ABT (A)       W-L/Germains (A)     Burlingham (A)     Fennell (A)        Lofts (A)
                                     -------------     ----------------     --------------     -----------      ------------
Net sales                             $65,904,058        $2,671,772          $31,040,752       $28,566,907      $74,696,000
Cost of sales                          49,527,150         1,816,236           25,439,688        25,214,881       53,802,000

                                      -----------        ----------          -----------       -----------      -----------
  Gross profit                         16,376,908           855,536            5,601,064         3,352,026       20,894,000

Operating expenses                     17,971,813         1,014,557            3,383,987         3,444,793       16,291,530

                                      -----------        ----------          -----------       -----------      -----------
     Income (loss) from operations     (1,594,905)         (159,021)           2,217,077           (92,767)       4,602,470

Other income (expense)                 (1,118,860)           57,075               (7,314)          (24,940)      (1,514,000)
                                      -----------        ----------          -----------       -----------      -----------

     Earnings (loss) before income
       taxes                           (2,713,765)         (101,946)           2,209,763          (117,707)       3,088,470

Income tax expense (benefit)                    -                 -              719,057                 -                -
                                      -----------        ----------          -----------       -----------      -----------
     Net earnings (loss)               (2,713,765)         (101,946)           1,490,706          (117,707)       3,088,470

Discount and imputed dividends on
  preferred stock                       3,233,426                 -                    -                -                 -
                                      -----------        ----------          -----------       -----------      -----------
  Net earnings (loss) attributable
    to common stock                   $(5,947,191)       $ (101,946)         $ 1,490,706       $  (117,707)     $ 3,088,470
                                      ===========        ==========          ===========       ===========      ===========

Shares of common stock used in
  computing loss per share:
   Basic                               15,549,184
   Diluted                             15,549,184
                                      ===========
Net earnings (loss) per common share:
   Basic                              $    (0.38)
   Diluted                                 (0.38)
                                      ==========

                                      SeedCo(A)      Willamette(A)    LaCrosse(A)    Van Dyke(A)      Zajac(A)       Oseco(A)
                                     -----------     -------------    -----------    -----------     ----------     -----------
Net sales                            $39,130,541      $41,813,922     $9,377,225      $9,737,858     $8,404,236     $9,414,835
Cost of sales                         31,108,155       33,965,669      7,362,174       6,296,597      6,414,298      6,409,961

                                     -----------      -----------     ----------     -----------     ----------     ----------
  Gross profit                         8,022,386        7,848,253      2,015,051       3,441,261      1,989,938      3,004,874

Operating expenses                     7,813,290        6,826,001      1,855,480       3,048,905      1,150,767      2,691,579


                                     -----------      -----------     ----------     -----------     ----------     ----------
     Income (loss) from operations       209,096        1,022,252        159,571         392,356        839,171        313,295

Other income (expense)                  (150,603)        (654,292)        10,852        (181,053)       (23,785)        28,641
                                     -----------      -----------     ----------     -----------     ----------     ----------

     Earnings (loss) before income
      taxes                               58,493          367,960        170,423         211,303        815,386        341,936

Income tax expense (benefit)                   -          159,330         80,639               -              -         63,000
                                     -----------      -----------     ----------     -----------     ----------     ----------
      Net earnings (loss)                 58,493          208,630         89,784         211,303        815,386        278,936


Discount and imputed dividends on
  preferred stock                              -                -              -               -              -              -
                                     -----------      -----------     ----------     -----------     ----------     ----------
  Net earnings (loss) attributable
    to common stock                  $    58,493      $   208,630     $   89,784      $  211,303     $  815,386     $  278,936
                                     ===========      ===========     ==========     ===========     ==========     ==========

Shares of common stock used in
  computing loss per share:
   Basic
   Diluted

Net earnings (loss) per common share:
   Basic
   Diluted

                                          Other                                      Pro Forma
                                      Acquisitions(A)        Adjustments             Continued
                                     ----------------       -------------           -----------
Net sales                              $107,676,008         $(21,673,639) (F)      $406,760,475
Cost of sales                            87,705,118          (21,673,639) (F)       312,975,287
                                                                (413,001) (K)
                                       ------------         ------------           ------------
  Gross profit                           19,970,890              413,001             93,785,188

Operating expenses                       18,682,719            6,715,651  (C)        85,793,382
                                                              (5,063,690) (J)
                                                                 (34,000) (L)
                                       ------------         ------------           ------------
     Income (loss) from operations        1,288,171           (1,204,960)             7,991,806

Other income (expense)                      426,097           (3,775,897) (D)        (6,928,079)
                                       ------------         ------------           ------------

     Earnings (loss) before income
       taxes                              1,714,268           (4,980,857)             1,063,727

Income tax expense (benefit)                241,949              (15,729) (M)         1,248,246
                                       ------------         ------------           ------------
      Net earnings (loss)                 1,472,319           (4,965,128)              (184,519)

Discount and imputed dividends on
  preferred stock                                 -                    -              3,233,426
                                       ------------         ------------           ------------
  Net earnings (loss) attributable
    to common stock                    $  1,472,319          $(4,965,128)          $ (3,417,945)
                                       ============         ============           ============

Shares of common stock used in
  computing loss per share:
   Basic                                                      10,017,230  (E)        25,566,414
   Diluted                                                    10,017,230  (E)        25,566,414
                                                              ============         ============
Net earnings (loss) per common share:
   Basic                                                                           $      (0.13)
   Diluted                                                                                (0.13)
                                                                                   ============


See accompanying notes to pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                    Nine-month period ended March 31, 1998


                                                ABT (B)          Lofts (B)           SeedCo(B)         Willamette(B)
                                           ----------------   ---------------     ---------------     ----------------
Net sales                                    $139,695,295       $39,022,000         $16,401,233         $25,686,733
Cost of sales                                 109,209,431        28,063,000          12,693,089          20,093,280

                                           ----------------   ---------------     ---------------     ----------------
  Gross profit                                 30,485,864        10,959,000           3,708,144           5,593,453

Operating expenses                             27,441,877        10,318,757           4,048,483           4,925,191


                                           ----------------   ---------------     ---------------     ----------------
     Income (loss) from operations              3,043,987           640,243            (340,339)            668,262

Other income (expense)                         (1,633,853)         (679,000)            295,005               6,428

                                           ----------------   ---------------     ---------------     ----------------

     Earnings (loss) before income
       taxes                                    1,410,134           (38,757)            (45,334)            674,690


Income tax expense (benefit)                   (2,907,500)                -                   -             244,677
                                           ----------------   ---------------     ---------------     ----------------
  Net earnings (loss)                           4,317,634           (38,757)            (45,334)            430,013

Discount and imputed dividends on
  preferred stock                                  80,154                 -                   -                   -
                                           ----------------   ---------------     ---------------     ----------------
  Net earnings (loss) attributable to
    common stock                             $  4,237,480       $   (38,757)        $   (45,334)        $   430,013
                                           ================   ===============     ===============     ================

Shares of common stock used in
  computing earnings (loss) per share:
   Basic                                       28,044,125
  Diluted                                      32,373,638
                                           ================
Net earnings (loss) per common share:
   Basic                                     $       0.15
  Diluted                                            0.13
                                           ================

                                                                                                                      Other
                                        Van Dyke (B)             Zajac (B)                Oseco (B)              Acquisitions (B)
                                       --------------         --------------            -------------          -------------------
Net sales                                $6,410,744             $3,497,853               $7,180,783               $70,583,987
Cost of sales                             4,284,349              3,534,201                4,729,095                58,063,018

                                       --------------         --------------            -------------          -------------------
  Gross profit                            2,126,395                (36,348)               2,451,688                12,520,969

Operating expenses                        1,610,783                890,156                2,024,222                14,803,218


                                       --------------         --------------            -------------          -------------------
     Income (loss) from operations          515,612               (926,504)                 427,466                (2,282,249)

Other income (expense)                     (115,989)                 1,821                        -                   953,646

                                       --------------         --------------            -------------          -------------------

     Earnings (loss) before income
       taxes                                399,623               (924,683)                 427,466                (1,328,603)


Income tax expense (benefit)                      -                      -                  150,500                   (44,030)
                                       --------------         --------------            -------------          -------------------
     Net earnings (loss)                    399,623               (924,683)                 276,966                (1,284,573)

Discount and imputed dividends on
  preferred stock                                 -                      -                        -                         -
                                       --------------         --------------            -------------          -------------------
  Net earnings (loss) attributable to
    common stock                         $  399,623             $ (924,683)              $  276,966               $(1,284,573)
                                       ==============         ==============            =============          ===================

Shares of common stock used in
  computing earnings (loss) per share:
   Basic
  Diluted

Net earnings (loss) per common share:
   Basic
  Diluted

                                                                                 Pro Forma
                                           Adjustments                           combined
                                         ---------------                       -------------
Net sales                                 $(14,305,726)    (F)                 $294,172,902
Cost of sales                              (14,305,726)    (F)                  226,540,889
                                                27,152     (K)
                                               150,000     (F)
                                         ---------------                       -------------
  Gross profit                                (177,152)                          67,632,013

Operating expenses                           3,744,205     (C)                   65,461,962
                                            (3,635,930)    (J)
                                              (709,000)    (L)
                                         ---------------                       -------------
     Income (loss) from operations             423,573                            2,170,051

Other income (expense)                      (1,152,856)    (D)                   (2,324,798)
                                         ---------------                       -------------

     Earnings (loss) before income
       taxes                                  (729,283)                            (154,747)


Income tax expense (benefit)                  (162,977)    (N)                   (2,719,330)
                                         ---------------                       -------------
     Net earnings (loss)                      (566,306)                           2,564,583

Discount and imputed dividends on
  preferred stock                                    -                               80,154
                                         ---------------                       -------------
  Net earnings (loss) attributable to
    common stock                          $   (566,306)                        $  2,484,429
                                         ===============                       =============

Shares of common stock used in
  computing earnings (loss) per share:
   Basic                                     7,434,409     (E)                   35,478,534
  Diluted                                    7,434,409     (E)                   39,808,047
                                         ===============                       =============
Net earnings (loss) per common share:
   Basic                                                                       $       0.07
  Diluted                                                                              0.06
                                                                               =============


See accompanying pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");
                       PRO FORMA COMBINED BALANCE SHEET

                                  (UNAUDITED)

                                MARCH 31, 1998

                                                                           ABT (G)         Willamette (G)     Oseco (G)
                                                                       -------------       --------------   -------------
        ASSETS
Current assets
       Cash and cash equivalents                                        $  2,966,830       $     1,809        $        -
       Accounts receivable                                                51,680,818         3,670,967         3,036,481

       Inventories                                                        66,845,197         7,933,674         2,908,191
       Other                                                               2,216,406            35,003           174,999
                                                                       -------------      ------------     -------------
                       Total current assets                              123,709,251        11,641,453         6,119,671
Property, plant and equipment, net                                        36,257,048         4,394,764         1,155,368
Intangible assets, net of accumulated amortization                        95,540,148         1,469,093                 -
Investment in associated entity, at equity                                   934,576                 -                 -
Deferred income taxes                                                      1,845,955           221,058                 -
Other                                                                        483,241                 -             1,159
                                                                       -------------      ------------     -------------
                       Total assets                                    $ 258,770,219      $ 17,726,368     $   7,276,198
                                                                       =============      ============     =============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt                                                  $ 48,589,412       $ 8,556,711        $1,455,847
       Current installments of long-term obligations                       1,705,288           211,683                 -
       Accounts payable                                                   26,348,501         5,220,444         1,636,834
       Accrued liabilites                                                  5,452,918           115,667           110,639
       Amount due in connection with acquisition                          17,350,000                 -                 -
                                                                       -------------      ------------     -------------
                       Total current liabilities                          99,446,119        14,104,505         3,203,320
Long-term obligations, excluding current installments                      8,433,383           711,800         3,010,000
Deferred income taxes                                                              -                 -           137,892
                                                                       -------------      ------------     -------------
                       Total liabilites                                  107,879,502        14,816,305         6,351,212
                                                                       -------------      ------------     -------------
Stockholders' equity:
       Preferred stock                                                             1                 -                 -
       Common stock                                                           33,681           495,000                70

       Capital in excess of par value                                    144,349,482                 -                 -

       Common stock to be issued in acquisition                           14,615,000                 -                 -
       Accumulated (deficit)                                              (8,107,447)        2,415,063           924,916
                                                                       -------------      ------------     -------------
                       Total stockholders' equity                        150,890,717         2,910,063           924,986
                                                                       -------------      ------------     -------------
                       Total liabilities and stockholders' equity      $ 258,770,219      $ 17,726,368     $   7,276,198
                                                                       =============      ============     =============

                                                                           Other                                    Pro Forma
                                                                      Acquisitions (G)    Adjustments               Combined
                                                                      ----------------    ------------            -------------
        ASSETS
Current assets
       Cash and cash equivalents                                        $(1,216,443)      $          -    (I)     $  1,752,196
       Accounts receivable                                               14,875,635            120,000    (I)       71,460,429
                                                                                            (1,923,472)   (H)
       Inventories                                                       13,300,923            (95,954)   (I)       90,892,031
       Other                                                                664,540           (161,116)   (I)        2,929,832
                                                                        -----------       ------------            ------------
                       Total current assets                              27,624,655         (2,060,542)            167,034,488
Property, plant and equipment, net                                        3,985,986         14,084,452    (I)       59,877,618
Intangible assets, net of accumulated amortization                                -         31,684,007    (I)      128,693,248
Investment in associated entity, at equity                                        -                  -                 934,576
Deferred income taxes                                                        82,500         (2,149,513)   (I)                -
Other                                                                     2,023,208                  -               2,507,608
                                                                        -----------       ------------            ------------
                       Total assets                                     $33,716,349       $ 41,558,404            $359,047,538
                                                                        ===========       ============            ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt                                                  $ 9,380,995       $ 63,483,053    (I)     $111,927,518
                                                                                           (19,538,500)   (O)
       Current installments of long-term obligations                        165,534                  -               2,082,505
       Accounts payable                                                  11,088,165         (1,923,472)   (H)       42,370,472
       Accrued liabilites                                                   492,616            659,546    (I)        6,831,386
       Amount due in connection with acquisition                                  -        (17,350,000)   (I)                -
                                                                        -----------       ------------            ------------
                       Total current liabilities                         21,127,310         25,330,627             163,211,881
Long-term obligations, excluding current installments                     3,517,699         (3,010,000)   (I)       12,662,882
Deferred income taxes                                                        43,277          3,162,391    (I)        3,343,560
                                                                        -----------       ------------            ------------
                       Total liabilites                                  24,688,286         25,483,018             179,218,323
                                                                        -----------       ------------            ------------
Stockholders' equity:
       Preferred stock                                                            -                  -                       1
       Common stock                                                         266,539           (759,806)   (I)           36,841
                                                                                                 1,357    (O)
       Capital in excess of par value                                             -         24,013,195    (I)      187,899,820
                                                                                            19,537,143    (O)
       Common stock to be issued in acquisition                                   -        (14,615,000)   (I)                -
       Accumulated (deficit)                                              8,761,524        (12,101,503)   (I)       (8,107,447)
                                                                        -----------       ------------            ------------
                       Total stockholders' equity                         9,028,063         16,075,386             179,829,215
                                                                        -----------       ------------            ------------
                       Total liabilities and stockholders' equity       $33,716,349       $ 41,558,404            $359,047,538
                                                                        ===========       ============            ============


See accompanying notes to pro forma combined financial information.

See accompanying notes to pro forma combined financial information.



                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1997 for ABT includes the operations of WL/Germain's for the period from September 1, 1996 through June 30, 1997, the operations of Burlingham for the period from April 1, 1997 through June 30, 1997, and the operations of Olsen Fennell for the period from June 1, 1997 through June 30, 1997. The amounts under the WL/Germain's column are for the two-month period ended August 31, 1996. The amounts under the Burlingham column are for the nine-month period ended March 31, 1997. The amounts under the Olsen Fennell column are for the eleven-month period ended May 31, 1997. The amounts under the Lofts, SeedCo, Willamette, LaCrosse, Van Dyke, Zajac, and Oseco columns are for the twelve-month period ended June 30, 1997. The amounts in the Other Acquisition column include such acquisitions for periods not included in the ABT column. The amounts for Lofts include its affiliates with intercompany transactions having been eliminated.

(B) The nine-month period ended March 31, 1998 for ABT includes the operations of WL/Germain's, Burlingham, Olsen Fennell, and LaCrosse for the entire period and the operations of Lofts, SeedCo, Van Dyke and Zajac for the period from January 1, 1998 through March 31, 1998. The amounts under the Lofts, SeedCo, Van Dyke and Zajac columns are for the six-month period ended December 31, 1997. The amounts in the Willamette and Oseco columns are for the nine-month period ended March 31, 1998. The amounts in the Other Acquisition column include such acquisitions for periods not included in the ABT column.

(C) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting and amortization periods include goodwill of approximately $111 million (10 to 40 years, with a weighted average of 29 years) and covenants not to compete of approximately $9 million (6 to 8 years).

(D) To reflect reduction of interest income earned and additional interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that payments required to be made in the acquisitions would be obtained through approximately $67.7 million of proceeds from the sale of the Company's common stock in private placement transactions from December 1997 through May 1998 and the balance of $73.0 million from the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(E) To reflect the impact on average shares outstanding of shares of ABT common stock issued in connection with the acquisitions (4,942,048 for the year ended June 30, 1997 and 2,931,203 for the nine months ended March 31, 1998) and private placements of the Company's common stock (5,075,182 for the year ended June 30, 1997 and 4,503,206 for the nine months ended March 31, 1998) as if they had been outstanding for the entire period. The dilutive impacts of options and warrants are not considered in loss periods.

(F) To eliminate intercompany sales and other revenue.

(G) The consolidated balance sheet of ABT as of March 31, 1998 includes the accounts of WL/Germain's, Burlingham, Olsen Fennell, LaCrosse, Lofts, SeedCo, Zajac, and Van Dyke. The amounts under the Willamette and Oseco columns reflect their accounts as of March 31, 1998. The amounts in the Other Acquisitions column include such acquisitions to the extent not included in the ABT column.

(H) To eliminate intercompany balances.

(I) To reflect the application of purchase accounting to the Willamette and Oseco acquisitions and, to the extent effective after March 31, 1998, the Other Acquisitions. The total purchase price of $50.7 million is anticipated to be paid through the issuance of approximately 548,673 shares of the Company's common stock valued at approximately $9.4 million and cash of approximately $41.3 million.

(J) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(K) Impacts of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(L) Acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(M) Reflects adjustment to income taxes on pro forma combined earnings before income taxes adjusted for nondeductible goodwill amortization.

(N) Reflects income taxes on the impacts of pro forma adjustments and treating acquired entities that were not taxable under prior ownership as if they were taxable adjusted for nondeductible goodwill amortization.

(O) To reflect the sale of 1,357,000 shares of common stock and warrants to purchase 586,500 shares of common stock and the application of the proceeds therefrom used to fund acquisitions aggregating $19,538,500.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AgriBioTech, Inc.
                                      (Registrant)



                                    /s/ Henry A. Ingalls
                                    --------------------
                                    Henry A. Ingalls


Date:  August 10, 1998